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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference of our report in Metropolitan Financial Corp.'s Form S-8 (File #333-86115) of our report dated April 4, 2001 on the financial statements of the Metropolitan Financial Corp. Stock Purchase Plan as of December 31, 2000 and 1999 and for the years then ended appearing on page 2 of this Form 11-K.



                                             /s/ Crowe, Chizek and Company LLP

                                                 Crowe, Chizek and Company LLP



Cleveland, Ohio
April 30, 2001